EXHIBIT 23

CONSENT OF ACCOUNTANTS

CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in the Registration Statement (File No. 333-53600) of MutualFirst Financial, Inc.'s 2000 Recognition and Retention Plan and 2000 Stock Option and Incentive Plan on Form S-8 of our report, dated February 6, 2004, on the consolidated financial statements incorporated by reference in MutualFirst's Annual Report on Form 10-K for the fiscal year ended December 31, 2003.

/s/ BKD, LLP

Indianapolis, Indiana

March 10, 2004